UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2005

HOST MARRIOTT, L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-25087	52-2095412
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6903 Rockledge Drive

Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(240) 744-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Host Marriott Corporation (NYSE:HMT) announced yesterday that Host Marriott, L.P., for whom the Company acts as sole general partner, is proposing to offer in a private placement $500 million aggregate principal amount of Senior Notes due 2015 (the “Notes”), subject to market conditions. As the offering is a private placement, it will not be made to the general public. Only qualified institutional buyers may participate in the offering. The net proceeds of the offering will be used to repay or repurchase Host Marriott L.P.’s existing 8 3/8% Series E Senior Notes due 2006, to redeem a portion of the existing 7 7/8% Series B Senior Notes due 2008, to pay related fees and expenses or for other corporate purposes. The text of the news release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed herewith.

Exhibit Number	Description
99.1	Host Marriott Corporation news release dated March 2, 2005

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOST MARRIOTT, L.P.

	By:	HOST MARRIOTT CORPORATION its general partner

Date March 3, 2005		/s/ LARRY K. HARVEY
Larry K. Harvey Senior Vice President and Corporate Controller